                                                                    EXHIBIT 4.11

                         REGISTRATION RIGHTS AGREEMENT


                               theglobe.com, inc.


                                 APRIL 9, 1999

                               TABLE OF CONTENTS


                                                                           PAGE

1. DEFINITIONS..............................................................  1

2. REGISTRATION; RESTRICTIONS ON TRANSFER...................................  3
   2.1  Restrictions on Transfer............................................  3
   2.2  Piggyback Registrations.............................................  4
   2.3  Registration Expenses...............................................  6
   2.4  Certain Covenants...................................................  6
   2.5  Termination of Registration Rights..................................  8
   2.6  Delay of Registration...............................................  8
   2.7  Indemnification.....................................................  8
   2.8  Rule 144 Reporting.................................................. 11
   2.9  "Market Stand Off" Agreement........................................ 11

3. CONFIDENTIALITY.......................................................... 12

4. GENERAL.................................................................. 13
   4.1  Governing Law....................................................... 13
   4.2  Survival............................................................ 13
   4.3  Successors and Assigns.............................................. 13
   4.4  Severability........................................................ 13
   4.5  Amendment and Waiver................................................ 13
   4.6  Delays or Omissions................................................. 14
   4.7  Notices............................................................. 14
   4.8  Attorneys' Fees..................................................... 14
   4.9  Headings............................................................ 14
   4.10 Entire Agreement.................................................... 14
   4.11 Counterparts........................................................ 15
   4.12 Third-Party Beneficiaries........................................... 15

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of the __ day of April, 1999, by and among theglobe.com, inc., a Delaware corporation (the "Company"), and the Persons listed on Exhibit A hereto executing and delivering counterparts hereto.

     WHEREAS, pursuant to the Agreement and Plan of Merger, dated April __, 1999 (the "Merger Agreement"), by and among the Company, Bucky Acquisition Corp., Attitude Network Ltd. (the "Acquired Company") and certain other Persons, pertaining to the acquisition by the Company of the Acquired Company, the Company has agreed to provide certain registration rights to the Holders as set forth herein; and

     WHEREAS, the parties desire to set forth their agreement as to the registration rights of the Holders;

     NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, agree as follows:

1.   DEFINITIONS.

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Acquired Company" shall have the meaning set forth in the recitals hereto.

     "Audited Financial Statements" shall mean the balance sheets, statements of operations, statements of stockholders' equity and statements of cash flows, including without limitation any pro forma financial statements, of the Company, the Acquired Company, any other Person, the combined (i.e., pooled) entity constituting the Company and the Acquired Company, and any other Person for accounting purposes, or otherwise, and any notes relating to any of the foregoing, that are required in the Company's judgment in order to meet the requirements of Regulation S-X of the Securities Act or other federal laws applicable to the Company in connection with any Registration Statement contemplated hereby, covering any time period required in the Company's judgment by such securities laws, prepared in accordance with United States Generally Accepted Accounting Principles consistently applied and audited by a nationally recognized independent accounting firm selected by the Company, which firm has executed an unqualified opinion related to, and has consented to the inclusion of, such financial statements in any such Registration Statement.

     "Common Stock" shall mean the common stock, par value $.001 per share, of the Company.

     "Competitor" shall mean any Person engaged in, or owning or controlling, a business competing with any business competing with the Company, including, without limitation, a business operating an Internet Web Site, an online e-commerce or gaming business or a virtual Web site.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of any such similar federal statute.

     "Family Member" shall mean an individual's spouse, natural and adoptive children, siblings, parents and grandparents.

     "Holder" shall mean any Person listed on Exhibit A hereto who owns of record Registrable Securities or Warrants and who has executed a counterpart signature page to this Agreement, or any assignee of record of Registrable Securities or Warrants held by such Person in accordance with Section 4.3 hereof.

     "Merger Agreement" shall have the meaning set forth in the recitals hereto.

     "Person" shall mean any individual, corporation, limited liability company, partnership, trust or association, or any other entity or organization, including any government entity.

     "Piggyback Registration Statement" shall have the meaning set forth in
Section 2.2.

     "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     "Registrable Securities" shall mean (i) shares of Common Stock issued pursuant to the Merger Agreement; (ii) any Common Stock issued upon exercise of the Warrants, to the extent permitted to be included in the Registration Statement by the SEC; and (iii) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and shall have remained effective for the Effective Period, (b) they may be sold by the Holder thereof pursuant to Rule 144 or any successor rule under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (d) they shall have ceased to be outstanding.

     "Registration Statement" shall mean a registration statement of the Company, filed with the Commission on an appropriate form, including any registration statement filed pursuant to the provisions of this Agreement, including the prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     "SEC" or "Commission" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such similar federal statute.

     "Transfer" shall have the meaning set forth in Section 2.1.

     "Warrants" shall mean warrants for common stock of the Acquired Company which were assumed by the Company pursuant to the Merger Agreement and are exercisable for shares of Common Stock.

2.   Registration; Restrictions on Transfer.

     2.1  Restrictions on Transfer.

          (a) Each Holder agrees not to make any sale, offer for sale, pledge or other disposition (collectively, a "Transfer") of all or any portion of Registrable Securities or Warrants unless and until:

          (i) There is then in effect a Registration Statement under the Securities Act covering such proposed Transfer and such Transfer is made in accordance with such Registration Statement; or

          (ii) (A) The transferee has agreed in a letter addressed to the Company to be bound by this Agreement, (B) such Holder shall have notified the Company, in advance of the proposed Transfer, of the name and address of the proposed transferee and shall have furnished the Company with a detailed statement of the circumstances surrounding such proposed Transfer, (C) the transferee is not a Competitor of the Company and (D) if requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such Transfer will not require registration of such shares under the Securities Act.

          (b) Notwithstanding the provisions of paragraphs (i) and (ii) of clause (a) above, no such Registration Statement or opinion of counsel shall be necessary for a Transfer by a Holder to the Holder's Family Members or trusts for the benefit of an individual Holder or such Holder's Family Members, provided, however, that such Holder shall have notified the Company in advance
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of the proposed Transfer, the name and address of the proposed transferee, and such transferee agrees in a letter addressed to the Company to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the transferor prior to any transfer.

          (c) In the case of any Transfer or exercise of a Warrant, the Holder shall deliver evidence reasonably satisfactory to the Company that such Holder (or, in the case of a Transfer, the transferee) is an "accredited investor" within the meaning of that term as defined in Rule 501 promulgated under the Securities Act.

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

          (d) Each certificate representing Registrable Securities or Warrants shall be stamped or otherwise imprinted with the following legends:

               (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

               (ii) ANY LEGEND REQUIRED BY APPLICABLE STATE SECURITIES LAWS.

          (e) The Company shall promptly reissue certificates without the legend specified in Section 2.1(b)(i) at the request of any Holder who has obtained an opinion of counsel (which counsel may be counsel to the Company, but the Company shall not be required to have its counsel deliver such opinion) or other evidence in each case reasonably acceptable to the Company to the effect that the Registrable Securities or Warrants proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (f) Any legend endorsed on a certificate representing Registrable Securities or Warrants pursuant to applicable state securities laws and the stop-transfer instructions with respect to such Registrable Securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2 Piggyback Registrations. The Company shall notify all Holders for whom it has current addresses in writing within ten (10) days following the filing of a registration statement (a "Piggyback Registration Statement") under the Securities Act for purposes of a public offering of securities of the Company being registered for sale by other selling stockholders of theglobe (excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or shares issued or sold in connection with an acquisition, including transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in the Piggyback Registration Statement the percentage of Registrable Securities held by such Holder equal to the percentage of all shares of Common Stock held by stockholders other than Holders that are eligible for inclusion in such registration statement pursuant to applicable registration rights (without regard to any limitations on the number of shares permitted to be included in the proposed registration statement) that are actually being included in such registration statement (the "Applicable Percentage") . Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within five (5) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice from the Holder shall state the maximum number of Registrable Securities intended to be included in such registration. Notwithstanding anything in this Agreement to the contrary, (i) each Holder shall have rights to include Registrable Securities only in the first three Piggyback Registration Statements that become effective following the date hereof, and (ii) for purposes of determining the Applicable Percentage and the amount of Registrable Securities of any Holder that may be included in a Piggyback Registration Statement (including, without limitation, for purposes of the penultimate sentence of clause (a) below), the overallotment option, if any, relating to such Registration Statement shall not be taken into account, and the Holders shall have no right to participate in any such overallotment option and shall have no right to include additional shares within a Registration Statement because of the exercise or potential exercise of any such overallotment option.

          (a) Underwriting. If a Piggyback Registration Statement is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.2 shall be conditioned upon such Holder's participation in such underwriting on the same terms and conditions as the other participating selling stockholders and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein; except that each such Holder shall agree that such Holder shall not be permitted to withdraw such Holder's shares from any underwriting pursuant to the Piggyback Registration Statement following the fifth day prior to the printing of the preliminary prospectus related to such Registration Statement. Each Holder proposing to distribute its Registrable Securities through such underwriting shall enter into a custody agreement and power of attorney, authorizing the Company or specific employees thereof to among other things (i) sell the Registrable Securities to be offered by such Holders at the price agreed to by the attorney-in-fact and (ii) execute on the Holder's behalf (x) an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and
(y) any other closing certificates or similar documents requested by the underwriters. The custody agreement shall contain such other terms as are customary for agreements of this type and shall require the Holder to deposit its shares of Common Stock being registered with the custodian for the time periods specified in the custody agreement. Each Holder agrees that its shares will be sold at the same price as the other selling stockholders (and the Company, if applicable) in the offering pursuant to the Piggyback Registration Statement. If any Holder is or will be unable to deliver any document reasonably required by the underwriters in connection with the sale of such Registrable Securities, including, but not limited to an executed underwriting agreement and legal opinions and other closing certificates, then the Company shall have no obligation to include such Registrable Securities in such registration. The Company is not required to obtain any legal opinions on behalf of any Holder. If the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated as follows: first, to the Company for its own account; and second, to the other stockholders of the Company participating in the offering and to the Holders on the basis of a recalculated Applicable Percentage. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.

          (b) Right to Terminate or Delay Registration. The Company shall have the right to terminate, withdraw or delay any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration, in which event the Company shall give written notice to all Holders of record of Registrable Securities. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3 hereof.

     2.3 Registration Expenses. (a) All expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company, regardless of whether a Piggyback Registration Statement becomes effective, including without limitation:

          (i)    all registration and filing fees and expenses;

          (ii) fees and expenses relating to compliance with federal securities and state "blue sky" securities laws;

          (iii) expenses of printing (including printing certificates for the Registrable Securities and prospectuses), messenger and delivery services and telephone charges;

          (iv) fees and disbursements of counsel for the Company and fees and disbursements of up to $10,000 for one counsel for all of the Holders of the Registrable Securities selling such securities pursuant to a Piggyback Registration Statement;

          (v) all application and filing fees in connection with listing the Registrable Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof;

          (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit required by or incident to such performance); and

          (vii) such other reasonable and customary expenses as may be at such time customarily borne by the issuer, which such reasonable and customary expenses shall not be deemed to include any underwriter or agent discounts, commissions or applicable transfer taxes attributable to the sale of Registrable Securities, all of which shall be borne by the Holders.

     The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses of any Person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 2.3, each Holder shall pay registration expenses if and to the extent required by applicable law.

     2.4 Certain Covenants. Whenever required to effect the registration of any Registrable Securities under a Piggyback Registration Statement pursuant to this Agreement, the Company shall:

          (a) Prepare and file with the SEC such amendments and post-effective amendments to the Piggyback Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statements, and otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Piggyback Registration Statement in accordance with the intended method or methods of distribution by the sellers thereof as set forth in such Registration Statement or supplements to the related prospectus;

          (b) Furnish to counsel for the selling Holders named in the Piggyback Registration Statement or related prospectus, after filing with the SEC, copies of such Registration Statement or prospectus included therein or any amendments or supplements to such Registration Statement or prospectus, which documents will be subject to the review and comment of such counsel for a period of time as is reasonably appropriate under the circumstances, determined in the sole discretion of the Company (it being acknowledged that such period shall be at least three (3) business days in the case of an initial draft of the Registration Statement and such shorter time as may be appropriate in the case of any supplements or amendments thereto), and the Company agrees to reasonably consider such comments in preparing any amendment or supplement to the Piggyback Registration Statement or related prospectus;

          (c) Furnish (without charge) to counsel for the selling Holders, one copy of the Piggyback Registration Statement, each amendment and supplement thereto (in each case including all exhibits) and furnish to the Holders such number of copies of the prospectus included in such Piggyback Registration Statement, including each preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (d) Use all reasonable commercial efforts to register or qualify the Registrable Securities covered by the Piggyback Registration Statement under such securities or blue sky laws of such States of the United States of America where any exemption is not available as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify generally to do business as a foreign corporation, to pay taxes in any jurisdiction where it would not but for the requirements of this Agreement be obligated to be so qualified, to consent to general service of process or to pay taxes in any such state or jurisdiction;

          (e) Promptly notify counsel for the Holders selling Registrable Securities covered by the Piggyback Registration Statement: (i) when the Registration Statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the SEC or state securities authority for amendments or supplements to the Registration Statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose; and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose;

          (f) Comply with all applicable rules and regulations of the SEC, and make generally available to the Holders, as soon as reasonably practicable after the effective date of a Piggyback Registration Statement (and in any event within sixteen (16) months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve (12) consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (g) Cause all Registrable Securities covered by the Piggyback Registration Statement to be listed on the Nasdaq National Market or principal securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange;

          (h) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Piggyback Registration Statement not later than the effective date of such Registration Statement; and

          (i) Cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the instructions of the selling Holders of Registrable Securities.

     No Holder may include any of its Registrable Securities in a Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, as soon as practicable after the date hereof but in no event later than five (5) days after receipt of notice from the Company of the filing of the Registration Statement, the information specified in Item 507 or 508 of Regulation S-K promulgated under the Securities Act, as applicable, for use in connection with the Registration Statement or prospectus or preliminary prospectus included therein. Each selling Holder agrees to promptly furnish such information and any additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

     The Company shall not be required to effect a registration pursuant to this Agreement in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or to pay taxes wherein it would not but for the requirements of this Agreement be obligated to be so qualified or to consent to general service of process or pay taxes in any such state or jurisdiction effecting such registration, qualification or compliance.

     2.5 Termination of Registration Rights. All registration rights granted to a Holder under this Section 2 shall terminate and be of no further force and effect upon the earlier of: (i) such time as the securities of the Company held by a Holder cease to be Registrable Securities, as defined herein, and (ii) such time as the third effective Piggyback Registration Statement shall have become effective.

     2.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

     2.7 Indemnification. In the event any Registrable Securities are included in a Registration Statement under Section 2.2:

          (a) Indemnification by the Company.  To the extent permitted by law,
              ------------------------------
the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, if any, who control such Holder within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, damages, liabilities or expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any case to the
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extent that any loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, or controlling person of such Holder, and provided, further,
                                                             --------  -------
that the Company shall not be liable to any Person who participates in the offering or sale of Registrable Securities or any other Person, if any, who controls such Person, in any such case if any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of such Person's failure to send or give a copy of the final prospectus or amendment or supplement thereto, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such Person participating in the offering or sale of Registrable Securities.

          (b) Indemnification by the Holders.  To the extent permitted by law,
              ------------------------------
each Holder will, if Registrable Securities held by such Holder are included in such Registration Statement, indemnify and hold harmless the Company, each of its directors, its officers, and each Person, if any, who controls the Company within the meaning of the Securities Act, and any other Holder selling securities under such Registration Statement or any of such other Holder's partners, directors or officers, if any, who control such Holder, against any losses, claims, damages, liabilities or expenses (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), severally, to which the Company or any such director, officer, controlling Person, or other such Holder, partner, director, or officer, if any, or controlling such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for registration of the Registrable

Securities, or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) that such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such registration.

          (c) Notices of Claims, etc.  Promptly after receipt by an indemnified
              ----------------------
party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to
             --------  -------
give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), in any of which events such fees and expenses shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, and which counsel shall be approved by the indemnifying party, whose approval shall not be unreasonably withheld. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          (d) Contribution.  If the indemnification provided for in this Section
              ------------
2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages, liabilities or expenses (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, of the nature contemplated by such indemnification provision, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that, in no event shall any
                                    -------- ----
contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

          (e) Survival of Indemnification.  The obligations of the Company and
              ---------------------------
the Holders under this Section 2.7 shall survive completion of any offering of Registrable Securities in a Registration Statement pursuant to Section 2.2.

          (f) Other Indemnification.  Indemnification and contribution similar
              ---------------------
to that specified in the preceding subdivisions of this Section 2.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

     2.8 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act; and

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act.

     2.9 "Market Stand Off" Agreement. In the case of any underwritten public offering by the Company of shares of Common Stock, whether for its own account or for the account of any stockholder of the Company, each Holder agrees that, during a period of seven (7) days prior to and ninety (90) days following the effective date of a Registration Statement filed in connection with such offering, such Holder will not, without the prior written consent of the Company, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by such Holder or with respect to which such Holder has or hereafter acquires the power of disposition, or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The Company shall give notice of such restriction in the manner set forth in Section 4.7. Upon the request of the underwriters for any underwritten public offering of Common Stock of the Company referred to above, each Holder hereby agrees to deliver a "lock-up" or "market stand-off" agreement signed by such Holder which is equivalent in substance to the agreement set forth in this Section 2.9 addressed to such underwriter. Any such underwriter shall expressly be deemed to be a third party beneficiary of this Section 2.9.

     The obligations described in this Section 2.9 shall not apply to a registration relating solely to employee benefit plans or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 transaction (including the registration for resale of securities issued in a Rule 145 transaction) on Form S-4 under the Securities Act or similar forms that may be promulgated in the future, unless in any such case such registration is in connection with an underwritten public offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such restrictive period.

3.   CONFIDENTIALITY.

          (a) Each Holder agrees not to disclose to any third party or use Confidential Information (as hereinafter defined) of the Company for its own use or for any purpose except to evaluate and enforce its current equity investment in the Company. Each Holder shall undertake to treat such Confidential Information in a manner consistent with the treatment of its own information of similar proprietary nature and agrees that it shall protect the confidentiality of Confidential Information. Each transferee of any Holder who receives Confidential Information shall agree to be bound by such provisions.

          (b) "Confidential Information" means any notices given by the Company pursuant to the terms of this Agreement and any other information disclosed by the Company either directly or indirectly in a writing stamped "Confidential" or "Proprietary" or, if disclosed orally, which is promptly confirmed in writing to be Confidential Information. Confidential Information does not include information, technical data or know-how which (i) is generally known or publicly available not as a result of any action or inaction of a Holder; (ii) is disclosed to a Holder on a non-confidential basis by a third party having a legal right to disclose such information; or (iii) is approved for release by written authorization of the Company. The provisions of this Section shall not apply to the extent that a Holder is required to disclose

Confidential Information pursuant to any law, statute, rule or regulation or any legal process or order of any court, provided that the Holder shall notify the
                                     -------- ----
Company of any such required disclosure as promptly as possible and shall cooperate with the Company in order to limit the scope of any order or service of legal process requiring disclosure of such Confidential Information.

4.   GENERAL.

     4.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without giving effect to conflicts of laws principles. Each of the parties to this Agreement hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Southern District of the State of New York for any action, claim or proceeding arising out of or relating to this Agreement (and agrees not to commence any action, claim or proceeding relating hereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address shall be effective service of process for any action, claim or proceeding brought against it in any such court. Each of the parties to this Agreement hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, claim or proceeding arising out of this Agreement in the courts of the State of New York or the courts of the United States of America located in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, claim or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably and unconditionally waives any right it may have to trial by jury in connection with any action, claim or proceeding arising out of or relating to this Agreement.

     4.2 Survival. The provisions of Section 2.7 and Section 3 hereof shall survive any termination of this Agreement

     4.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a Holder from time to time in accordance with the terms of this Agreement.

     4.4 Severability. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     4.5  Amendment and Waiver.

          (a) Except as otherwise expressly provided herein, this Agreement may be amended or modified and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 4.5 shall be binding upon each Holder and the Company.

          (b) Except as otherwise expressly provided herein, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of at least a majority in interest of the Registrable Securities.

          (c) This Agreement may be amended only with the written consent of the Company to include any additional party as a "Holder."

     4.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder's part of any breach, default or noncompliance under this Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law or otherwise afforded to Holders, shall be cumulative and not alternative.

     4.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given and received: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the sender; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a recognized overnight courier, specifying next day delivery. All communications shall be sent to the party to be notified at the address as set forth on Exhibit A hereto or at such other address as such party may designate in writing to the Company in accordance with this Section 4.7 by ten
(10) days' advance written notice to the other parties hereto.

     4.8 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     4.9 Headings. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing the intent of this Agreement.

     4.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all previous negotiations, agreements and arrangements made between the parties with respect to such subject matter.

     4.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     4.12 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and each of the other signatories hereto and their respective successors and assigns. The underwriter for an underwritten public offering of the Company shall be expressly deemed to be a third-party beneficiary of the provisions of such Section. Other than as expressly set forth in this paragraph, no other party will be considered a third-party beneficiary of any rights or benefits created under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.


COMPANY:                                HOLDER:

theglobe.com, inc.

By:____________________________         By:________________________________
     Todd V. Krizelman
     Co-Chief Executive Officer


By:____________________________
     Stephan J. Paternot
     Co-Chief Executive Officer

                                   EXHIBIT A


                         Schedule of Potential Holders



Name                            Address                 Telephone and Facsimile
----                            -------                 -----------------------